EXHIBIT TO BE FILED BY EDGAR

          Exhibit:

           24-A               -    Certified  copy  of  resolution  of  the
                                   Executive  Committee  of  the  Company's
                                   Board    of     Directors    authorizing
                                   attorney-in-fact     to     sign     the
                                   registration statement.

                                                       Exhibit 24-A


                            PENNSYLVANIA ELECTRIC COMPANY

          FURTHER RESOLVED, that, to the extent permitted by the applicable statutes and the regulations promulgated pursuant thereto, this Company hereby constitutes and appoints J.G. Graham, Don W. Myers, I.H. Jolles, Douglas E. Davidson and R.C. Gerlach and each of them, with full power to each of them to act alone, the true and lawful attorney-in-fact, on its behalf and in its name, place and stead, to sign, execute, seal, attest, verify and file, in connection with the proposed issuance and sale by Penelec Capital, from time to time through June 30, 1996, of up to $125,000,000 stated amount of MIPS, any and all documents, including exhibits thereto and amendments thereof, required to be filed with regulatory bodies having jurisdiction with respect to the said issuance and sale, including, without thereby in anywise limiting the generality of the foregoing, any appropriate securities certificates, registration statements and other documents required to be filed or deemed appropriate to be filed under the provisions of the Pennsylvania Public Utility Code, the Securities Act of 1933 and the Public Utility Holding Company Act of 1935, each as amended, and to take all necessary or appropriate action to cause the said documents to be registered, become effective, to be granted, or to be qualified, as the case may be, hereby granting unto each of said attorneys full power and authority to take all necessary or appropriate action in connection therewith.

                                    * * * * * * *

               THIS  IS  TO  CERTIFY  that  the  undersigned  is  Assistant
          Secretary of Pennsylvania Electric Company, a Pennsylvania corporation; that the above and foregoing is a true and correct copy of a resolution duly and regularly adopted by the Executive Committee of the Board of Directors of Pennsylvania Electric Company at a meeting thereof duly convened and held on the 24th day of March, 1994, at which meeting a quorum was present and voted; and that said resolution has not been annulled, revoked or amended in any way whatsoever but is in full force and effect.

               I further certify that the By-Laws of this Company provide that between meetings of the Board of Directors, the Executive Committee shall have all the power of the Board of Directors in management of the business and affairs of this Company and, further, that the taking of any action by the Executive Committee shall be conclusive evidence that the Board of Directors was not in session at the time of such action.

               WITNESS the signature of the undersigned as such officer of the Company and its corporate seal hereunto affixed this 23 day of June, 1994.


                                        __________________________________
          (SEAL)                        M.A. Nalewako, Assistant Secretary